EXHIBIT 1.1

XCYTE THERAPIES, INC.

1,500,000 Shares

[    %] Convertible Exchangeable Preferred Stock

($0.001 par value per Share)

UNDERWRITING AGREEMENT

October [    ], 2004

UNDERWRITING AGREEMENT

October [    ], 2004

Piper Jaffray & Co.

JMP Securities LLC

as Managing Underwriters

c/o Piper Jaffray & Co.

800 Nicollet Mall

Suite 800

Minneapolis, MN 55402

Ladies and Gentlemen:

Xcyte Therapies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of 1,500,000 shares (the “Firm Shares”) of [            ]%Convertible Exchangeable Preferred Stock, $0.001 par value per share (the “Preferred Stock”), of the Company, which Preferred Stock, at the Company’s option and subject to certain conditions, is exchangeable for the Company’s [    %] convertible subordinated debentures (the “Debentures”) issuable pursuant to an indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”) to be dated as of the time of purchase (as defined below). The Preferred Stock is and the Debentures, when and if issued, will be, convertible into shares (the “Conversion Shares”) of the Company’s Common Stock. If the Shares or the Debentures are converted into Common Stock prior to [                    ], 2007, the Company will make an additional payment (the “Make-Whole-Payment”) on the Shares or the Debentures, as the case may be, equal to the aggregate amount of dividends or interest, as the case may be, that would have accrued and become payable on the Shares or the Debentures, as the case may be, from the date of original issue of the Shares or the Debentures, as the case may be, through and including [                    ], 2007, less any dividends already paid on the Shares or interest already paid on the Debentures, as the case may be. The Make-Whole Payment is payable by the Company in cash, or at the Company’s option, in shares of Common Stock (the “Make-Whole Shares”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 225,000 Shares (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares, the Debentures, the Conversion Shares and the Make-Whole Shares (collectively, the “Securities”) are described in the Prospectus referred to below

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-119585), including a prospectus, relating to the Securities. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each such preliminary prospectus being herein called a “Preliminary Prospectus”) relating to the Securities. Except where the context otherwise requires, the registration statement, as amended when it became or becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as may be amended prior to the time of execution of this Agreement, the “Exchange Act Registration Statement”) on Form 8-A under the Exchange Act to register, under Section 12(g) of the Exchange Act, the class of securities consisting of the Preferred Stock.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $[            ] per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your reasonable judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by Piper Jaffray on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:00 A.M., New York City time, on October [    ], 2004 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Cooley Godward LLP at 3175 Hanover Street, Palo Alto, California 94304, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act, and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and, at the time of purchase and any additional time of purchase and any time at which any sales with respect to which the Prospectus is delivered, will comply with the requirements of the Act, and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase and any time at which any sales with respect to which the Prospectus is delivered, with the requirements of the Act; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-1 have been satisfied; the Registration Statement did not when it became effective, does not and, at the time of purchase and any additional time of purchase and any time at which any sales with respect to which the Prospectus is delivered, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase and any time at which any sales with respect to which the Prospectus is delivered, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the last Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the last Preliminary Prospectus, the Registration Statement or the Prospectus; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act; and the Company has not distributed and will not distribute any “prospectus” (within the meaning of the Act) or offering material in connection with the offering or sale of the Shares other than the Registration Statement, the then most recent Preliminary Prospectus and the Prospectus;

(b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled “Capitalization” and “Description of Our Other Capital Stock,” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled “Capitalization,” “Description of Convertible Preferred Stock” and “Description of Our Other Capital Stock” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or

similar right; the Certificate of Powers, Designations, Preferences, and Rights of the [    %] Convertible Exchangeable Preferred Stock of the Company in the form filed as an exhibit to the Registration Statement (the “Certificate of Designations”), has been heretofore duly authorized and approved in accordance with the Delaware General Corporation Law and shall become effective and in full force and effect on or before the time of purchase;

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to (i) own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, (ii) execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein, (iii) execute, issue and deliver the Indenture and the Debentures and perform its obligations thereunder, (iv) issue and deliver the Conversion Shares in accordance with the terms of the Certificate of Designations or the Indenture, as the case may be, and (v) issue and deliver the Make-Whole Shares in accordance with the terms of the Certificate of Designations or the Indenture, as the case may be;

(d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company (a “Material Adverse Effect”);

(e) the Company has no subsidiaries (as defined under the Act); the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; and complete and correct copies of the certificate of incorporation (the “Certificate”) and the bylaws (the “Bylaws”) of the Company and all amendments (including, without limitation, any certificates of designations) thereto have been delivered to you, and, except for the filing and effectiveness of the Certificate of Designations, no changes therein will be made on or after the date hereof or on or before the time of purchase or, if later, the additional time of purchase;

(f) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(g) the Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Shares or the Debentures, as the case may be, and if and when issued in accordance with the Certificate of Designations or the

Indenture, as the case may be, will be duly and validly issued, fully paid and nonassessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(h) the Make-Whole Shares have been duly authorized and reserved for issuance upon payment of any Make-Whole Payment in shares of Common Stock pursuant to the terms of the Certificate of Designations or the Indenture, as the case may be, and if and when issued in accordance with the Certificate of Designations or the Indenture, as the case may be, will be duly and validly issued, fully paid and nonassessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(i) the Debentures are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance pursuant to the terms of the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles.

(j) the capital stock of the Company, including the Shares, the Conversion Shares and the Make-Whole Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and the certificates for the Shares and the Common Stock are in due and proper form and the holders of the Shares or the Common Stock will not be subject to personal liability by reason of being such holders;

(k) this Agreement has been duly authorized, executed and delivered by the Company;

(l) the Indenture and the Debentures conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus;

(m) the Indenture has been duly and validly authorized by the Company, and assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles; the Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and (ii) complies as to form with the requirements of the Trust Indenture Act; as of each of the time of purchase and the additional time of purchase, as applicable, no event has occurred nor has any circumstance arisen which, had the Debentures been issued on such date, would constitute an Event of Default (as such term is defined in the Indenture);

(n) the Company is not in breach or violation of or in default under (and no event has occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its Certificate or Bylaws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness or any license to which the Company is a party or by which the Company or any of its properties may be bound or affected, (B) any lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected or (C) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except, in the case of clause (B) and (C), for breaches, violations, defaults and events that would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Debentures, the issuance and sale of the Shares, the issuance of the Debentures in compliance with the Indenture, the issuance of the Conversion Shares and the Make-Whole Shares in compliance with the Certificate of Designations or the Indenture, as the case may be, and the consummation of the transactions contemplated by this Agreement, the Certificate of Designations, the Indenture and the Debentures (collectively, the “Transaction Documents”) will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (I) the Certificate or Bylaws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness or any license to which the Company is a party or by which the Company or any of its properties may be bound or affected, (II) any lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected or (III) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except, in the case of clause (II), for breaches, violations, defaults and events that would not, individually or in the aggregate, have a Material Adverse Effect;

(o) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the National Association of Securities Dealers Automated Quotation National Market System (“NASDAQ”), or approval of the stockholders of the Company, is required in connection with the execution, delivery and performance of this Agreement, the Indenture, the issuance and sale of the Shares, the issuance of the Conversion Shares, the issuance of the Debentures, the issuance of the Make-Whole Shares, or the consummation by the Company of the transactions contemplated by the Transaction Documents other than the registration of the Securities under the Act, qualification of the Indenture under the Trust Indenture Act, filing with and acceptance by the Delaware Secretary of State of the Certificate of Designations, authorization for quotation of the Preferred Stock on or with the NASDAQ, each of which has been effected (except for the filing with and acceptance by the Delaware Secretary of State of the Certificate of Designations, which shall occur prior to the time of purchase), listing of the Debentures on NASDAQ or a national securities exchange and such other conditions to issuance of the Debentures as set forth in the Indenture, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

(p) except as expressly set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; and, except as disclosed in the Registration Statement and Prospectus, no person has the right, exercisable during the Lock-Up Period (as defined below), to cause the Company to purchase any capital stock or other security of the Company;

(q) the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its business; the Company is not in violation of, or in default under, and has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(r) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(s) there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge, contemplated to which the Company or any of its directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby, except as set forth in the Registration Statement and the Prospectus;

(t) Ernst & Young LLP, whose report on the financial statements of the Company is included the Registration Statement and the Prospectus, are independent public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board (the “PCAOB”);

(u) the financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X under the Act) that are not included as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities”

within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement and the Prospectus; and all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any change in the capital stock or outstanding indebtedness of the Company or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(w) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, or other similar contractual obligation, of each of its directors and employees and each venture capital or other fund that (i) has a direct affiliation with a director of the Company and (ii) holds shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock or any warrant or other right to purchase Common Stock or any such security;

(x) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(y) the Company is not and, after giving effect to the offering and sale of the Shares, will not be a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the “Public Utility Holding Company Act”);

(z) the Company has good and marketable title to all property (real and personal) described the Registration Statement or in the Prospectus as being owned by the Company, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases;

(aa) the Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks

(both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement or the Prospectus as being owned or licensed by the Company or which are necessary for the conduct of the Company’s businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) to the Company’s knowledge after due inquiry, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the Company’s knowledge after due inquiry, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the Company’s knowledge after due inquiry, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) to the Company’s knowledge after due inquiry, there is no prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(bb) the Company is not engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, and (ii) to the Company’s knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company;

(cc) the Company and its properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company under, or to interfere with or prevent compliance by the Company with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company (i) is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or affected by any pending or threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order and (v) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(dd) from time to time, the Company conducts a review of the effect of the Environmental Laws on its business, operations and properties, in a manner which is reasonable in light of the Company’s business in order to identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(ee) all tax returns required to be filed by the Company have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(ff) the Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(gg) the Company has not sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(hh) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(ii) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(jj) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and its Principal Financial and Accounting Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any known fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company is, and, since the time the Common Stock was first registered under Section 12 of the Exchange Act, has been in compliance with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the NASDAQ promulgated thereunder and is actively taking reasonable steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions;

(kk) The chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification were true and correct when made.

(ll) the Company has provided you true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and on or after July 30, 2002, the Company has not, directly or indirectly, (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(mm) all statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(nn) neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

(oo) the preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement or the Prospectus were and, if still pending, are being conducted in accordance with protocols filed with the appropriate regulatory authorities for each such test or trial, as the case may be; the description of the results of such tests and trials contained in the Registration Statement or the Prospectus are accurate and complete, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement or the Prospectus; the Company has not received any notices or other correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other governmental agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement or the Prospectus;

(pp) except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Prospectus;

(qq) neither the Company nor any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(rr) to the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders;

(ss) on the respective dates of award to the Company of the National Institutes of Health, Small Business Innovation Research grants described in the Registration Statement or the Prospectus, the Company, to its knowledge, satisfied the eligibility requirements for such grants; and at the time of any draw-downs thereon, the Company satisfied the eligibility requirements for such draw-downs, as the case may be, including, without limitation, the requirements set forth in 13 C.F.R. 121; and the Company will not accept any funds from any such grants, or apply for additional Small Business Innovation Research grants, unless, at the time of such acceptance or application, as the case may be, the Company satisfies such eligibility requirements.

In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares maybe sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement or the Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(e) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period for your review and comment a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall object in writing; and to promptly notify you of any such filing;

(f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act and pay the applicable fees in accordance with the Act;

(g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than, March 1, 2006;

(i) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants duly registered with the PCAOB);

(j) to furnish to you five (5) copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly, transition and current reports filed with the Commission on Forms 10-K, 10-Q or 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information as you may reasonably request regarding the Company;

(l) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly financial statements, if any, of the Company which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

(m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(n) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto and (x) the performance of the Company’s other obligations hereunder;

(o) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of Piper Jaffray, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus and (iv) the issuance of Common Stock upon conversion of the Shares in compliance with the Certificate of Designations;

(p) prior to the time of purchase or the additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or the offering of the Shares, without your prior consent;

(q) to use its best efforts to cause the Shares, the Conversion Shares and the Make-Whole Shares, if any, to be listed for quotation on the NASDAQ and to maintain the listing of the Shares and the Common Stock (including the Conversion Shares and the Make-Whole Shares, if any) on the NASDAQ;

(r) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares; and

(s) to cause the Debentures, if issued, to be listed for quotation on one of the following markets: The NASDAQ, The Nasdaq SmallCap Market, American Stock Exchange, New York Stock Exchange or another national securities exchange and to use its best efforts to maintain such listing.

5. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Heller Ehrman White & McAuliffe LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Cooley Godward LLP, counsel for the Underwriters, in the form set forth in Exhibit B hereto.

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Seed Intellectual Property Law Group PLLC, special counsel for the Company with respect to patents and proprietary rights, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Cooley Godward LLP, counsel for the Underwriters, in the form set forth in Exhibit C hereto.

(c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Covington & Burling, special counsel for the Company with respect to regulatory matters, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Cooley Godward LLP, counsel for the Underwriters, in the form set forth in Exhibit D hereto.

(d) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms heretofore approved by Piper Jaffray.

(e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Cooley Godward LLP,

counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to Piper Jaffray.

(f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you object in writing.

(g) The Registration Statement and the Exchange Act Registration Statement shall become effective not later than 5:30 P.M., New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 P.M., New York City time, on the date of this Agreement.

(h) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (A) no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company shall occur or become known and (B) no transaction which is material and adverse to the Company has been entered into by the Company.

(j) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Senior Vice President of Finance, dated the time of purchase or additional time of purchase, as the case may be, in the form attached as Exhibit F hereto.

(k) You shall have received signed Lock-up Agreements referred to in Section 3(w) hereof.

(l) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(m) The Shares shall have been approved for quotation on the NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(n) The Company and the Trustee shall have executed and delivered the Indenture.

7. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of Piper Jaffray or any group of Underwriters (which may include Piper Jaffray) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company, which would, in Piper Jaffray’s judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in Piper Jaffray’s judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If Piper Jaffray or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all

Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) Subject to the provisions of subsection (c) below, the Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in such Registration Statement or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in such Prospectus or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Prospectus or necessary to make such information, in light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Company may, without limiting the generality of the foregoing, employ counsel and participate in the defense thereof, provided the fees and expenses of such counsel shall be at the expense of the Company), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information, in light of the circumstances under which they were made, not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but, if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and such settlement does not include an admission of fault or culpability, or a failure to act, by or on behalf of such indemnified party.

(c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

10. Information Furnished by the Underwriters. The statements set forth in “Commissions and Discounts” under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Piper Jaffray & Co., 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1124 Columbia Street, Suite 130, Seattle, Washington 98104, Attention: Ronald J. Berenson, MD, with a copy to Sonya Erickson, Heller Ehrman White & McAuliffe LLP, 701 5th Avenue, Suite 6100, Seattle, WA 98104.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against Piper Jaffray or any indemnified party. Each of Piper Jaffray and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

XCYTE THERAPIES, INC.

By:
Name:	Ronald J. Berenson, MD
Title:	CEO & President

Accepted and agreed to as of the

date first above written, on

behalf of themselves

and the other several Underwriters

named in Schedule A

PIPER JAFFRAY & CO.

JMP SECURITIES LLC

By:	PIPER JAFFRAY & CO.

By:
Scott Beardsley
Managing Director

SCHEDULE A

Underwriter	Number of Firm Shares
PIPER JAFFRAY & CO.
JMP SECURITIES LLC

Total

EXHIBIT A

Lock-Up Agreement

September     , 2004

PIPER JAFFRAY & CO.

AS REPRESENTATIVE

of the Underwriters

c/o Piper Jaffray & Co.

800 Nicollet Mall, Suite 800

Minneapolis, MN 55402

Re: Proposed Public Offering of Xcyte Therapies, Inc.

Ladies and Gentlemen:

The undersigned understands that Piper Jaffray & Co. (“Piper Jaffray”) will act as representative for a group of underwriters (the “Underwriters”) that proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Xcyte Therapies, Inc. (the “Company”), providing for a public offering (the “Offering”) by the Underwriters of securities of the Company, which may consist of common stock, preferred stock, units of securities and warrants, convertible debt securities or other securities of the Company (the “Securities”), pursuant to the Company’s registration statement on Form S-1 to be filed with the U.S. Securities and Exchange Commission (the “Registration Statement”).

In consideration of the Underwriters’ agreement to purchase and make the Offering of the Securities, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that without the prior written consent of Piper Jaffray, on behalf of the Underwriters (which consent may be withheld in Piper Jaffray’s sole discretion), the undersigned will not, during the period commencing on the date of the filing of the Registration Statement and ending 90 days after the date of the final prospectus relating to the Offering, directly or indirectly: (1) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of the Company’s common stock (the “Common Stock”), or any securities convertible into or exercisable or exchangeable for the Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable for the Common Stock, regardless of whether any such transaction described herein is to be settled by delivery of the Common Stock or such other securities, or by delivery of cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration of any shares of the Common Stock or any security convertible into or exercisable of exchangeable for the Common Stock; or (4) publicly announce any intention to do any of the foregoing. The foregoing sentence shall not apply to (a) the sale of any Common Stock to the Underwriters pursuant to the Underwriting Agreement, (b) bona fide gifts, provided the recipient or recipients thereof agree in writing to be bound by the terms of this

Lock-Up Agreement, or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned and father, mother, brother or sister of the undersigned’s spouse.

In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; and, if the undersigned is a partnership, the partnership may transfer any shares of capital stock of the Company to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, and any such partner who is an individual may transfer shares of capital stock, by will or intestate succession, to his or her immediate family; provided that (x) the donee or transferree agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned and (y) if the donor or transferor is a reporting person subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), any gifts or transfer made in accordance with this paragraph shall not require such person to, and such person shall not voluntarily, file a report of such transaction on Form 4 under the Exchange Act.

The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned except in compliance with this Lock-Up Agreement.

The undersigned recognizes that the Offering will benefit the undersigned and the Company. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this Lock-Up Agreement in carrying out the Offering and in entering into the Underwriting Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Lock-Up Agreement shall be terminated and the undersigned shall be released from the undersigned’s obligations hereunder (i) upon the date the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) upon the date the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn, (iii) upon the date the Underwriting Agreement is terminated, for any reason, prior to the time of purchase (as defined in the Underwriting Agreement) or (iv) if the Underwriting Agreement does not become effective by January 31, 2005.

Very truly yours,

Printed Name of Securityholder:

Capacity:

(Indicate capacity of person signing if signing as custodian or trustee or on behalf of an entity)

Address:

Accepted as of the date first set forth above:

PIPER JAFFRAY & CO. AS REPRESENTATIVE of

the Underwriters

By:

Name:

Title:

EXHIBIT B

OPINION OF HELLER EHRMAN WHITE & MCAULIFFE LLP

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver the Agreement and to issue, sell and deliver the Shares as contemplated therein.

2.	The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

3.	The Agreement has been duly authorized, executed and delivered by the Company.

4.	The Shares have been duly authorized and validly issued and are fully paid and non-assessable.

5.	The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Shares or the Debentures, as the case may be, and if and when issued in accordance with the Certificate of Designations or the Indenture, as the case may be, will be duly and validly issued, fully paid and nonassessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

6.	The Make-Whole Shares have been duly authorized and reserved for issuance upon payment of any Make-Whole Payment in shares of Common Stock pursuant to the terms of the Certificate of Designations or the Indenture, as the case may be, and if and when issued in accordance with the Certificate of Designations or the Indenture, as the case may be, will be duly and validly issued, fully paid and nonassessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

7.	The Debentures are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance pursuant to the terms of the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles.

8.	The Indenture has been duly and validly authorized by the Company, and assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles; the Indenture (i) has been duly qualified under the Trust Indenture Act and (ii) complies as to form with the requirements of the Trust Indenture Act; as of each of the time of purchase and the additional time of purchase, as applicable, no event has occurred nor has any circumstance arisen which, had the Debentures been issued on such date, would constitute an Event of Default (as each such term is defined in the Indenture);

9.	The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. All of the issued and outstanding shares of capital stock of the Company (a) have been duly authorized and validly issued, (b) are fully paid and non-assessable, (c) have been issued pursuant to (i) valid exemptions from registration or qualification under applicable U.S. federal and state securities laws, (ii) the Company’s Registration Statement or Form S-1 (Commission File No. 333-109653) or (iii) the Company’s Registration Statement on Form S-8 (Commission File No. 333-113753), (d) are free of any statutory preemptive rights, and (e) are free of any preemptive rights, resale rights, rights of first refusal or similar rights created by any contracts to which the Company is a party and of which such counsel is aware. The Shares are free of any statutory preemptive rights, and of any preemptive rights, resale rights, rights of first refusal or similar rights created by any contracts to which the Company is a party and of which such counsel is aware. The form of certificate for the Shares filed as an exhibit to the 8-A Registration Statement is in due and proper form. The Certificate and the Bylaws, each in the form filed (or incorporated by reference) as an exhibit to the Registration Statement, have been heretofore duly authorized and adopted, and are in full force and effect as of the date hereof, in each case in accordance with the DGCL.

10.	The Certificate of Designations has been duly authorized and adopted by the Company, has been filed with and accepted by the office of the Secretary of State of the State of Delaware and is in full force and effect.

11.	The capital stock of the Company, including the Shares, conforms to the descriptions thereof contained in the Registration Statement and the Prospectus.

12.	The form of specimen stock certificate relating to the Shares and filed as an exhibit to the Registration Statement complies with the applicable provisions of the Delaware General Corporation Law.

13.	The Indenture and the Debentures conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

14.	The Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Act; and the conditions to the use of Form S-1 have been satisfied.

15.	The Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424; and the class of securities consisting of the Preferred Stock has become registered under Section 12(g) of the Exchange Act.

16.	No approval, authorization, consent or order of or filing with any United States federal, state or local governmental or regulatory commission, board, body, authority or agency, or of or with the NASDAQ, or approval of the stockholders of the Company, is required in connection with the execution, delivery and performance of this Agreement, the Indenture, the issuance and sale of the Shares, the issuance of the Conversion Shares, the issuance of the Make-Whole Shares, or the consummation by the Company of the transactions contemplated by the Transaction Documents other than such as have been filed or obtained under the Act and the Trust Indenture Act, filed under the Exchange Act, filed with and accepted by the Delaware Secretary of State, obtained from NASDAQ, each of which has been effected, and such as may be required under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters (as to which such counsel expresses no opinion).

17.	The Preferred Stock is authorized for quotation on or with the NASDAQ.

18.	The execution, delivery and performance of this Agreement, the Indenture and the Debentures by the Company, the issuance and sale of the Shares, the issuance of the Debentures in compliance with the Indenture, the issuance of the Conversion Shares and the Make-Whole Shares in compliance with the Certificate of Designations or the Indenture, as the case may be, and the consummation of the transactions contemplated by the Transaction Documents do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (a) the Certificate (including the Certificate of Designations and any other certificate of designation) or Bylaws, (b) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument which is filed (or incorporated by reference) as an exhibit to the Registration Statement (any of the foregoing, a “Filed Document”), or (c) any United States federal or state regulation or rule, or any decree, judgment or order applicable to the Company and known to such counsel.

19.	To such counsel’s knowledge, the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (a) the Certificate or Bylaws, or (b) any Filed Document.

20.	To such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company is or would be a party or to which any of its properties is or would be subject at law or in equity, before or by any United States federal, state or local governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described.

21.	The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

22.	The information in the Registration Statement and the Prospectus under the headings (a) “Management—Employment Agreements,” (b) “Management—Equity Compensation Plan Information,” (c) “Certain Relationships and Related Party Transactions,” (d) “Shares Eligible For Future Sale,” (e) “Description of Convertible Preferred Stock,” (f) ”Description of Debentures,” (g) ”Description of Our Other Capital Stock,” (h) “Part II - Item 14 -Indemnification of Directors and Officers,” and (i) “Part II - Item 15 - Recent Sales of Unregistered Securities,” insofar as such statements constitute a summary of documents or matters of law, as of the date hereof, are accurate and complete in all material respects and present fairly the information required to be shown.

23.	The description of the terms of written agreements between the Company and various third parties that are set forth in the Registration Statement and the Prospectus under the headings (a) “Risk factors - Risks Related To Our Business - We rely on a limited number of manufacturers and suppliers for some of the key components of our Xcellerate Technology. The loss of these suppliers, or their failure to provide us with adequate quantities of these key components when needed, could delay our clinical trails and prevent or delay commercialization of Xcellerated T Cells,” (b) “Risk factors - Risks Related To Our Business - In some circumstances we plan to rely on collaborators to commercialize Xcellerated T Cells. If our current collaborators do not perform as expected or if future collaborators do not commit adequate resources to their collaboration with us, our product development and potential for profitability may suffer,” (c) “Risk factors - Risks Related To Our Intellectual Property - Our rights to use antibodies and technologies licensed to us by third parties are not within our control and we may not be able to implement or Xcellerate Technology without these antibodies and technologies,” (d) “Business - Manufacturing and Supply,” (e) “Business - Corporate Collaborations” and (f) “Business - Technology Licenses,” are accurate and fairly summarize the matters referred to therein.

24.	To such counsel’s knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than rights that have been waived or not exercised in connection with the transactions contemplated by the Registration Statement.

25.	To such counsel’s knowledge, there are no agreements to which the Company is a party that are required to be filed as exhibits to the Registration Statement which have not been filed as so required.

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26.	The statements set forth in the Registration Statement and the Prospectus under the heading “Material Federal Income Tax Consequences,” while not purporting to address all possible United States federal income tax consequences of acquiring, owning or disposing of the Shares, the Debentures and the Common Stock, insofar as they purport to constitute summaries of matters of United States federal income tax law or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

EXHIBIT C

OPINION OF SEED INTELLECTUAL PROPERTY LAW GROUP PLLC

1. To such counsel’s knowledge, there are no legal or governmental proceedings pending relating to patent rights or other proprietary information or materials of the Company, and no such proceedings are threatened or contemplated by governmental authorities or others.

2. Such counsel is not aware of any notice of infringement received by the Company, and such counsel has no reason to believe that the Company is infringing, or would, by the sale of any product or potential product described in the Prospectus or Registration Statement, infringe any patent claims of any third party or that the company is infringing any trade secrets, trademarks, service marks, or other proprietary information of any third party, and such counsel has no reason to believe that any third party is infringing or otherwise violating any of the Company’s patent claims, trade secrets, trademarks, service marks or other proprietary information.

3. Such counsel is not aware of any material fact with respect to the patent applications of the Company presently on file that (a) would preclude the issuance of patents with respect to such applications or (b) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

4. Such counsel is unaware of any facts which, if litigated, would form a basis for a finding of unenforceability or invalidity of any of the Company’s patents and other material intangible property, including, without limitation, those in-licensed to the Company; such counsel is unaware of any facts which would preclude the Company from having valid license rights or clear title to the patents referenced in the Registration Statement or the Prospectus; such counsel has no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Registration Statement or the Prospectus.

5. The Company owns all patents, copyrights, inventions, trade secrets and rights described in the Prospectus or Registration Statement as being owned by it.

6. Such counsel is unaware of any contracts or other documents, relating to the Company’s patents, trade secrets, trademarks, service marks or other proprietary information or materials, of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed.

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EXHIBIT D

OPINION OF COVINGTON & BURLING

Such counsel is of the opinion that the sections of the Registration Statement and the Prospectus captioned “Risk Factors—Risks Related To Our Business—Our ability to initiate a pivotal trial in patients with CLL on our proposed protocol and timeline is uncertain and highly dependent on the FDA,” “Risk Factors—Risks Related To Our Business —We may fail to obtain or may experience delays in obtaining regulatory approval to market Xcellerated T Cells, which will significantly harm our business,” “Risk Factors—Risks Related To Our Business —Even if we obtain regulatory approvals for Xcellerated T Cells, those approvals and ongoing regulation of our products may limit how we manufacture and market our products, which could prevent us from realizing the full benefit of our efforts,” “Risk Factors—Risks Related To Our Business —If we or any of our third party manufacturers do not maintain high standards of manufacturing, our ability to develop and commercialize Xcellerated T Cells could be delayed or curtailed,” and “Business—Governmental Regulation,” insofar as such sections constitute a summary of the Federal Food, Drug, and Cosmetic Act, as amended, the Public Health Service Act, as amended, and the regulations, policies, and procedures of the FDA, including the process under the aforementioned laws to submit applications with the FDA and obtain FDA approvals or clearances, at the time such Registration Statement became effective, as of the date of the Prospectus and as of the date hereof, was or is, as the case may be, an accurate summary in all material respects of such laws, regulations, policies, and procedures.

Such counsel informs the Company that, in the course of the preparation of such counsel’s opinion, no facts have come to such counsel’s attention that cause such counsel to believe that (a) the Regulatory Information contained in the Registration Statement insofar as it relates to FDA Regulatory Matters, at the time such Registration Statement became effective contained or as of the date hereof contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein not misleading, or (b) the Regulatory Information contained in the Prospectus insofar as it relates to FDA Regulatory Matters, at the date of the Prospectus and as of the date hereof, contained an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

To such counsel’s knowledge there are no FDA enforcement actions pending or threatened against the Company.

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EXHIBIT E

OFFICERS’ CERTIFICATE

Each of the undersigned, Ronald J. Berenson, M.D., President and Chief Executive Officer, and Kathi L. Cordova, C.P.A., Vice President, Finance, of Xcyte Therapies, Inc., a Delaware corporation (the “Company”), on behalf of the Company, does hereby certify pursuant to Section 6(k) of that certain Underwriting Agreement dated October [    ], 2004 (the “Underwriting Agreement”) between the Company and Piper Jaffray & Co. and JMP Securities LLC, as representatives of the several underwriters (terms used in this Certificate but not defined herein are defined in the Underwriting Agreement) do hereby certify, in their respective capacities as officers of the Company, as follows:

1.	The representations, warranties and agreements of the Company contained in the Underwriting Agreement were true and correct when made and are true and correct as of the date hereof;

2.	The Company has performed all covenants and agreements and satisfied all conditions contained in the Underwriting Agreement;

3.	No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”) or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

4.	Between the time of execution of the Underwriting Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company shall occur or become known and (ii) no transaction which is material and adverse to the Company has been entered into by the Company; and

5.	Heller Ehrman White & McAuliffe and Cooley Godward LLP are entitled to rely on this certificate in connection with the opinions such firms are rendering pursuant to the Underwriting Agreement.

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IN WITNESS WHEREOF, I have signed my name to this Executive Officers’ Certificate this [    ] day of October, 2004.

Ronald J. Berenson, M.D.
President and Chief Executive Officer

Kathi L. Cordova, C.P.A.
Chief Financial Officer

[SIGNATURE PAGE TO OFFICERS’ CERTIFICATE]